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                                                      As amended on May 14, 2001

                                    BY-LAWS

                                      -0F-

                      CREDIT SUISSE FIRST BOSTON (USA), INC
                 (FORMERLY, DONALDSON, LUFKIN & JENRETTE, INC.)

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                                    BY-LAWS

                                      -OF-

                      CREDIT SUISSE FIRST BOSTON (USA), INC.
                        (HEREIN CALLED THE "CORPORATION")

                                    ARTICLE I

                                  STOCKHOLDERS

          SECTION 1.01. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may come before it shall be held on the last Tuesday in April in each year (or if said day is a legal holiday, then on the next succeeding day not a legal holiday), or such other day as shall be fixed by the Board of Directors, as such place within or without the State of Delaware and at such time of day as shall be fixed by the Board of Directors and stated in the notice of the meeting.

          SECTION 1.02. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President, or by resolution of the Board of Directors. Special meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

          SECTION 1.03. NOTICE OF MEETINGS OF STOCKHOLDERS. Whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given signed with the written, printed or facsimile signature of the Chairman of the Board, any Vice Chairman of the Board, the President, any Managing Director, Senior Vice President, Vice President or by the Secretary or Assistant Secretary of the Corporation (unless that notice shall be waived or unless the meeting is to be dispensed with in accordance with the provisions of paragraph 8 of Article Seventh of the Restated Certificate of Incorporation of the Corporation and Section 1.12

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hereof) which shall state the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposition in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

          When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, except as provided by the General Corporation Law of the State of Delaware, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

          SECTION 1.04. QUORUM. At all meetings of the stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business. If, however, a majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time until the requisite amount of voting stock shall be represented. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

          SECTION 1.05. ORGANIZATION. Meetings of stockholders shall be presided over by a Chairman of the Board, if any, or in the absence of a Chairman of the Board by a Vice Chairman of the Board, if any, or in the absence of a Vice Chairman of the Board by a Chief Executive Officer, or in the absence of a Chief Executive Officer by a President, or in the absence of a President by a Senior Vice President, or in the absence of a Senior Vice President by a Vice

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President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. A Secretary, or in the absence of a Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of a Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of the certificate of incorporation, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken.

          SECTION 1.06. METHOD OF VOTING. The vote upon any question before the meeting need not be by ballot. All elections and all other questions shall be decided by a plurality of the votes cast, at a meeting at which a quorum is present, except as expressly provided otherwise by the General Corporation Law of the State of Delaware or the Certificate of Incorporation or other certificate filed pursuant to law, or these By-Laws.

          SECTION 1.07. VOTING RIGHTS OF STOCKHOLDERS AND PROXIES. Each stockholder of record entitled to vote in accordance with the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock entitled to vote standing in his name on the books of the Corporation, but no proxy shall be voted on after three yeas from its date, unless the proxy

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provides for a longer period. Each proxy shall be valid only for the meeting in respect of which it is given and any and all adjournments thereof.

          SECTION 1.08. OWNERSHIP OF ITS OWN STOCK. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this section shall be construed as limited the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

          SECTION 1.09. VOTING BY FIDUCIARIES AND PLEDGORS. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon.

          SECTION 1.10. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, or record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the General Corporation Law of the State of Delaware.

          SECTION 1.11. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares

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registered in the name of each stockholder. Such list shall be open to the examination of an stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, any may be inspected by any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

          SECTION 1.12. STOCKHOLDERS' RIGHT OF INSPECTION. Except as may be otherwise expressly provided by the laws of the State of Delaware, the Board of Directors shall have power to keep the stock ledger, books, documents and accounts of the Corporation outside the State of Delaware. Except as otherwise expressly provided by the laws of the State of Delaware and by the Certificate of Incorporation or any amendment thereto, and except as authorized by the directors of the stockholders (a) no stockholder shall have any right to inspect any book, document or account of the Corporation and (b) the Board of Directors may determine whether and to what extent and at what time and places and under what conditions and regulations the books, documents and accounts of the Corporation (other than the original or a duplicate stock ledger), or any of them, shall be open to the inspection of stockholders.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section
1.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

          SECTION 1.13. CONSENT IN LIEU OF MEETING. As provided in the Certificate of Incorporation, any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation, or these By-Laws, may be

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taken without that vote and meeting, and that vote and meeting may be dispensed with, if that corporate action has been consented to in writing by the holders of a majority (or, if with respect to a particular corporate action the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or these By-Laws specifies a greater percentage, by the holders of that percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

                                   ARTICLE II

                                    DIRECTORS

          SECTION 2.01. MANAGEMENT OF BUSINESS. The business of the Corporation shall be managed by its Board of Directors. Directors need not be holders of the Common Stock of the Corporation.

          The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Certificate of Incorporation of the Corporation or otherwise, is hereby empowered to exercise all such powers as may by exercised by the Corporation, except as expressly provided otherwise by the statues of the State of the Delaware, by the Certificate of Incorporation of the Corporation or by these By-Laws.

          Without prejudice to the generality of the foregoing, the Board of Directors, by resolution, or resolutions, may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or any other securities of the Corporation, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or time, which may be limited or unlimited in duration, at or within

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which, and the price or prices at which, any such rights or options may be issued and any such shares or other securities may be purchased from the Corporation upon exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. In case the shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be shares having a par value, the price or prices so to be received therefore shall not be less than the par value thereof. In case the shares of stock so to be issued shall be share of stock without par value, the consideration therefore shall be determined in the manner provided in Section 153 of the General Corporation Law of the State of Delaware.

          SECTION 2.02. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall consist of such number of directors as may be fixed from time to time by the stockholders or by a majority of the whole Board, provided, however, that in no case shall the number be less than three.

          SECTION 2.03. ELECTION AND TERM. The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to hold office until his successor shall be elected and qualified, or until his earlier resignation or removal.

          SECTION 2.04. RESIGNATIONS AND REMOVAL. Any director of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

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          Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors.

          SECTION 2.05. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filed by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors shall be elected and qualified, or until their earlier resignation or removal. When one or more directors shall resign from the Board or be removed, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chose shall hold office as herein provided in the filling of other vacancies.

          SECTION 2.06. QUORUM OF DIRECTORS. At all meetings of the Board of Directors, one-third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as provided in Section 2.05 and 2.14 hereof.

          A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

          SECTION 2.07. ANNUAL MEETING. The newly elected Board of Directors shall met immediately following the adjournment of the annual meeting of stockholders in each year at the same place, within or without the State of Delaware, and no notice of such meeting shall be necessary.

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          SECTION 2.08. REGULAR MEETINGS. Regular meetings of the Board of
Directors may be held at such time and place, within or without the State of Delaware as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

          SECTION 2.09. SPECIAL MEETINGS. Special meetings may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President or by resolution of the Board of Directors. Special meetings shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

          Special meetings of the Board of Directors shall be held upon notice to the directors of waiver thereof.

          Unless waived, notice of each special meeting of the directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than 24 hours prior to the meeting, or by mailed letter deposited in the United States mail with postage thereof prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

          SECTION 2.10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

          SECTION 2.11. ORGANIZATION. Meetings of the Board of Directors shall be presided over by a Chairman of the Board, if any, or in the absence of a Chairman of the Board by a Vice Chairman of the Board, if any, or in the absence of a Vice Chairman of the Board, by a Chief

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Executive Officer, or in the absence of a Chief Executive Officer, by a
President, or in the absence of a President, by a Managing Director, or in the absence of a Managing Director, by a chairman chosen at the meeting. A secretary, or in the absence of a Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of a Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

          SECTION 2.12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Committee, as the case may be, consent thereto in a writing or writings and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          SECTION 2.13. COMPENSATION. Directors shall receive such fixed sums and expenses of attendance for attendance at each meeting of the Board or of any committee and/or such salary as may be determined from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation any other capacity and receiving compensation therefore.

          SECTION 2.14. OPERATION COMMITTEE. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate an Operating Committee (and may discontinue the same at any time) to consist of two or more of the directors of the Corporation. The members shall be appointed by the Board and shall hold office during the pleasure of the Board. The Board may designate one or more directors as alternate members of the committee, who may replace an absent or disqualified member at any meeting of the Committee. The Operating Committee shall have and may exercise all the powers of the Board of Directors (when the Board is not in session) in the management of the business and affairs of the Corporation (and may authorize the seal of the Corporation to be affixed to all papers which may require it), except that the Operating Committee shall have no power (a) to elect directors;

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(b) to alter, amend or repeal these By-Laws or any resolution or resolutions of the directors designating an Operating Committee; (c) to declare any dividend or make any other distribution to the stockholders of the Corporation except that such Committee may declare dividends on any series of the Corporation's preferred stock; or (d) to appoint any member of the Operating Committee. Regular meetings of the Operating Committee may be held at such time and place within or without the Sate of Delaware, as shall from time to time be fixed by the Operating Committee and no notice thereof shall be necessary. Special meetings may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President or the Chairman of the Operating Committee. Special meetings shall be held at such place, within or without the Sate of Delaware, as shall be fixed by the person calling the meeting and stated in the notice or waiver of the meeting. A majority of the members of the Operating Committee shall constitute a quorum for the transaction of the business and the act of a majority present at which there is a quorum shall be the act of the Operating Committee. Notice of each special meeting of the Operating Committee shall be give (or waiver) in the same manner as notice of a directors' meeting.

          SECTION 2.15. OTHER COMMITTEES. The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

          SECTION 2.16. ADVISORY DIRECTORYS. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, appoint one or more persons to the position

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of Advisory Director to serve in such position at the pleasure of the Board of
Directors. The Advisory Directors shall inform and counsel the Board of Directors on such matters as the Board may deem appropriate and shall have such other responsibilities and shall perform such other duties as the Board shall assign to them, but they shall have no authority to exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Each Advisory Director shall have the privilege of attending meetings of the Board but shall do so solely as an observer. Notice of such meetings to an Advisory Director shall not be required. Each Advisory Director shall be entitled to receive such compensation, and such reimbursement for expenses of attendance at each meeting of the Board, as may be fixed or determined from time to time by the Chief Executive Officer of the Corporation. No Advisory Director shall be entitled to vote on any business coming before the Board of Directors nor shall an Advisory Director be counted as a member of the Board for the purpose of determining the number of directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present or for any other purpose whatsoever. Each Advisory Director shall be indemnified to the same extent as are directors, offices, employees and agents of the Corporation under Article Eight of the Corporation's Restated Certificate of Incorporation.

          SECTION 2.17. ABSENCE OR DISQUALIFICATION OF COMMITTEE MEMBERS. Notwithstanding any other provision of these By-Laws, in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act as the meeting in a place of any such absent or disqualified member.

                                   ARTICLE III

                                    OFFICERS

          SECTION. 3.01. NUMBER. The offices of the Corporation shall be chosen by the Board of Directors. The offices shall be a Chairman of the Board of Directors, a President, a Secretary, a

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Treasurer, and such number of Vice Chairmen of the Board, Managing Directors,
Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and other offices as the Board may from time to time determine. Any person may hold two or more offices at the same time, other than the offices of President and Secretary. The Chairman of the Board, each Vice Chairman of the Board, the President and the Chairman of the Operating Committee shall be chosen from among the Board of Directors, but other offices need not be members of such Board.

          SECTION 3.02. TERMS OF OFFICE. The Chairman of Board, the President, the Secretary and the Treasurer shall hold their offices until their successors are chosen and qualified, subject to the provisions of Section 3.04 hereof. All other officers shall hold office at the pleasure of the Board of Directors.

          SECTION 3.02. REMOVAL. Any officers, including, upon the choosing of a successor, the Chairman of the Board, the President, the Secretary and the Treasurer, may be removed from office at any time by the Board of Directors with or without cause.

          SECTION 3.04. AUTHORITY. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the office held by him, and/or such other authority, duties and powers as may be assigned to him from time to time by the Board of Directors or the President. The other officers and agents, if any, shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or (except in the case of the President) by the President.

          SECTION 3.05. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meetings and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of

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the Board, any Vice Chairman of the Board, the President, any Managing Director,
any Senior Vice President, any Vice President, the Secretary, the Assistant Secretary and the Treasurer, and any such officer may in the name of and on behalf of the Corporation, take all such actions as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which this Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE IV

                                  CAPITAL STOCK

          SECTION 4.01. STOCK CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, or a Vice Chairman of the Board, or the President, or a Managing Director, or a Senior Vice President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Where such certificate is signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, then the signature of the offices of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          SECTION 4.02. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Delaware and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named on the certificate or by attorney

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lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be canceled before the new certificate shall be issued.

          SECTION 4.03. REGISTERED HOLDERS. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware. No transfer of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose until it shall have been entered in the Stock Book, as required by these By-Laws, by an entry showing from and to whom transferred, save as expressly provided otherwise by the laws of the State of Delaware.

          SECTION 4.04. NEW CERTIFICATES. The Corporation shall issue a new certificate of stock in the place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, if the owner (1) so requests before the Corporation has notice that the shares of stock represented by that certificate have been acquired by a bona fide purchaser; (2) files with the Corporation a bond sufficient (in the judgment of the directors or the transfer agent) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate; and (3) satisfies any other requirements imposed by the directors that are reasonable under the circumstances. A new certificate may be issued without requiring any bond, when, in the judgment of the directors, it is proper to do so.

          SECTION 4.05. CLOSING TRANSFER BOOKS -- RECORD DATE. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding 50 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding 50 days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the

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directors are hereby authorized to fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to received payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

                                   ARTICLE. VI

                                  MISCELLANEOUS

          SECTION 5.01 OFFICES. The registered office of the Corporation in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware. The Corporation may also have offices at other places within and/or without the State of Delaware.

          SECTION 5.02. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

          SECTION 5.03. CHECKS. All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

          SECTION 5.04. FISCAL YEAR. The fiscal year shall begin the first day of January in each year and shall end on the thirty-first day of December of such year,

          SECTION 5.05. WAIVERS OF NOTICE; DISPENSING WITH NOTICE. Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State

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of Delaware, of the Certificate of Incorporation of the Corporation, or of these
By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time sated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

          Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the Sate of Delaware, of the Certificate of Incorporation of the Corporation, or of these By-Laws, to any person with whom communication is made unlawful by any law of the United States of America, or by any rule, regulation, proclamation or executive order issued under any such law, then the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person; and any action or meeting which shall be taken or held without notice to any such person or without giving or without applying for a license or permit to give any such notice to any such person with whom communication is made unlawful as aforesaid, shall have the same force and effect as if such notice had been given as provided under the provisions of the General Corporation Law of the State of Delaware, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of this title, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

          SECTION 5.06. LOANS TO AND GUARANTEES OF OBLIGATIONS OF EMPLOYEES AND OFFICERS. The Corporation may lend money to or guaranty any obligation of, or otherwise assist any officer

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or other employee of the Corporation or of a subsidiary, including any officer or employee who is a director of the Corporation or a subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any other statute.

          SECTION 5.07. AMENDMENT OF BY-LAWS. These By-Laws may be altered, amended or repealed by a majority of the Directors present at any meeting of the Board of Directors.

          SECTION 5.08. SECTION HEADINGS AND STATUTORY REFERENCES. The headings of the Articles and Sections of these By-Laws have been inserted for convenience of reference only and shall not be deemed to be part of these By-Laws.

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